EXHIBIT 23(a)






                         Consent of Independent Auditors


     We consent to the incorporation by reference in this Registration Statement (Form S-8) and in the Registration Statements (Form S-8 333-16613 and 33-75688) pertaining to the 1993 Long-Term Stock Incentive Plan of Triad Guaranty Inc. of our report dated January 17, 2001, with respect to the consolidated financial statements of Triad Guaranty Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP
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Greensboro, North Carolina
November 16, 2001